Suite 1050, 400 Burrard Street	e: info@contactgold.com
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CONTACT GOLD ANNOUNCES COMPLETION OF REDOMICILE TO BRITISH COLUMBIA

Vancouver, B.C. (June 4, 2021) - Contact Gold Corp. (the "Company" or "Contact Gold")(TSXV: C; OTCQB: CGOL) is pleased to announce that it has closed the previously announced plan of arrangement (the "Arrangement") to redomicile from Nevada to continue as a British Columbia corporation.

The process to redomicile back to Canada was achieved by (a) completing a plan of conversion from the State of Nevada to continue into the British Columbia (the "Continuance"), and (b) immediately thereafter completing a plan of arrangement under the laws of British Columbia (the "Arrangement" and together with the Continuance, the "Repatriation Transaction") (see news releases dated April 21, 2021, and May 26, 2021).

The Repatriation Transaction has not resulted in any material changes to the board, management, day-to-day conduct of the business of Contact Gold or its strategy.  Among other advantages, management expects to see a reduction in the Company's regulatory compliance costs, an enhanced ability to access the capital markets and an increase to the number of potential investors. Completion of the Repatriation Transactions has also reduced or eliminated certain U.S. resale restrictions on common shares previously issued by the Company in private placement transactions.

"The closing of the redomicile represents the final step in streamlining Contact Gold's corporate structure, rendering financial reporting, potential M&A, and financing more efficient." said Matt Lennox-King, President & CEO, "We thank our shareholders for their overwhelming support in the process."

Pursuant to the Arrangement, Contact Gold shareholders today received or shall be entitled to receive, for every one share of common stock of Contact Gold ("Contact NV Share"), one common share of the now British Columbia incorporated Contact Gold (a "Contact BC Share"), bearing new CUSIP number 21074F103 (ISIN CA21074F1036).  Pursuant to the Arrangement, Contact Gold expects that the Contact NV Shares will be de-listed from the TSX Venture Exchange ("TSXV"), and the Contact BC Shares will be listed and posted for trading on the TSXV effective as of market open on June 9, 2021, with no change to the Company's ticker symbol (TSXV: C).

For further details concerning the Repatriation Transaction, please refer to the Company's management information circular dated April 23, 2021, available under the Company's issuer profile on SEDAR at www.sedar.com.

Reminder to Registered Securityholders

Registered Shareholders not holding their common shares in a brokerage account and Registered Warrantholders are reminded to complete, sign and remit the Letter of Transmittal along with the accompanying Common Share certificate(s) and/or Warrant certificate(s) as instructed in the relevant Letter of Transmittal in order to receive replacement securities of Contact Gold. Registered Warrantholders in the United States MUST also return the relevant U.S. tax forms attached thereto to the Company in order to comply with U.S. federal income tax provisions, including those related to withholding taxes.

About Contact Gold

Contact Gold is focused on advancing the Green Springs and Pony Creek gold projects in Nevada, both of which host extensive and robust Carlin Type gold systems.

Green Springs is located near the southern end of the Cortez Trend of Carlin-type gold deposits in Nevada, east of Fiore Gold's Pan Mine and Gold Rock Project, and south of Waterton's Mount Hamilton deposit. The Green Springs property is 18.5 km2, encompassing 3 shallow past-producing open pits and numerous targets that were not mined.

Pony Creek is strategically located immediately south of Gold Standard Ventures' South Railroad Project, on the Southern Carlin Trend, and totals 81.7 km2 underpinned by an extensive Carlin-type gold system.

Additional information about the Company is available at www.contactgold.com.

For more information, please contact (604) 449-3361 for either:

Matthew Lennox-King, President & Chief Executive Officer mlk@contactgold.com

John Wenger, Chief Financial Officer wenger@contactgold.com

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Cautionary Note Regarding Forward-Looking Information

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of the applicable Canadian securities legislation. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates and projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements relate, among other things, the Company's goals and objectives, including the anticipated benefits of the Repatriation Transaction on the Company, and commencement of trading of the Contact BC Shares on the TSXV.

These forward-looking statements are based on reasonable assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: impacts arising from the global disruption caused by the Covid-19 coronavirus outbreak; fluctuations in general macroeconomic conditions; fluctuations in securities markets; fluctuations in spot and forward prices of gold, silver, base metals or certain other commodities; fluctuations in currency markets (such as the Canadian dollar to United States dollar exchange rate); change in national and local government, legislation, taxation, controls, regulations and political or economic developments; risks and hazards associated with the business of mineral exploration, development and mining (including environmental hazards, industrial accidents, unusual or unexpected formations pressures, cave-ins and flooding); inability to obtain adequate insurance to cover risks and hazards; the presence of laws and regulations that may impose restrictions on mining; employee relations; relationships with and claims by local communities and indigenous populations; availability of increasing costs associated with mining inputs and labour; the speculative nature of mineral exploration and development (including the risks of obtaining necessary licenses, permits and approvals from government authorities); and title to properties. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy of this release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

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